November 18, 2014

Re: 2014 Indiana Member Director and District-Wide Independent Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2014 Indiana member director election. The new directors’ terms will begin on January 1, 2015, and end on December 31, 2018.

Indiana - One Member Director

Number of members eligible to vote	184
Number of members casting votes	102
Total eligible votes for each directorship	2,339,945
Member Director Candidates	City, State	Term Ends	Votes Received
*Dan L. Moore President & CEO Home Bank	Martinsville, IN	December 31, 2018	1,188,870
William Stevens Director Financial Center Federal Credit Union	Indianapolis, IN		92,631
Christopher A. Wolking Senior EVP-CFO Old National Bank	Evansville, IN		132,632
*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2014 district-wide election of an independent director. The independent director’s term will begin on January 1, 2015, and end on December 31, 2018.

Independent Director District-Wide Election - One Director

Number of Indiana members eligible to vote	184
Number of Michigan members eligible to vote	220
Total members eligible to vote	404
Number of Indiana members casting votes	78
Number of Michigan members casting votes	80
Total members casting votes	158
Total eligible votes for each directorship	4,326,863
Independent Director Candidate	City, State	Term Ends	Votes Received
*Larry A. Swank CEO & Chairman Sterling Group, Inc.	Mishawaka, IN	December 31, 2018	1,837,223
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary